INVESTMENT ADVISORY AGREEMENT
BETWEEN
SPRING CREEK CAPITAL CORP.
AND
CARLTON WEALTH MANAGEMENT, LLC

     Agreement made this 1st day of June, 2009, by and between Spring Creek Capital Corp. , a Nevada corporation (the “Corporation”), and Carlton Wealth Management, LLC, a New York limited liability company (the “Adviser”).
     Whereas, the Corporation is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940 (the “Investment Company Act”); and
     Whereas, the Adviser is an investment adviser that has registered under the Investment Advisers Act of 1940 (the “Advisers Act”); and
     Whereas, the Corporation desires to retain the Adviser to furnish investment advisory services to the Corporation on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.
     Now, Therefore, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.
     (a)  The Corporation hereby employs the Adviser to act as the investment adviser to the Corporation and to advise on the investment and reinvestment of the assets of the Corporation, subject to the supervision of the Board of Directors of the Corporation, for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions established by the Board of the Corporation and its Investment Committee, as the same shall be amended from time to time (as amended, the “Investment Policies”), (ii) in accordance with the Investment Company Act and (iii) during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Corporation’s charter and by-laws. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) advise on the composition of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and help negotiate the structure of the investments made by the Corporation; (iii) advise on and monitor the Corporation’s investments; (iv) provide advice to determine the securities and other assets that the Corporation will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; (vi) advise and assist in the quarterly and annual valuation of portfolio company investments; and (vii) provide the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably require for the investment of its funds. In the event that the Corporation determines to acquire debt financing, the Adviser will arrange for such financing on the Corporation’s behalf, subject to the oversight and approval of the Corporation’s Board of Directors.

     (b)  The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.
     (c)  Subject to the requirements of the Investment Company Act, the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Corporation’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Corporation, subject to the oversight of the Adviser and the Corporation. The Adviser, and not the Corporation, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law and shall contain a provision requiring the Sub-Adviser to comply with sections 1(e) and 1(f) below as if it were the Adviser.
     (d)  The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.
     (e)  The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Corporation and shall render to the Corporation’s Board of Directors such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Corporation are the property of the Corporation and will surrender promptly to the Corporation any such records upon the Corporation’s request, provided that the Adviser may retain a copy of such records.
     (f)  The Adviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities laws by the Adviser. The Adviser has provided the Corporation, and shall provide the Corporation at such times in the future as the Corporation shall reasonably request, with a copy of such policies and procedures and a report of such policies and procedures. Such report shall be of sufficient scope and in sufficient detail, as may reasonably be required to comply with Rule 38a-1 under the Investment Company Act and to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the report shall so state.

2. Corporation’s Responsibilities and Expenses Payable by the Corporation.
     All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Corporation. The Corporation will bear all other costs and expenses of its operations and transactions, including (without limitation) those relating to: organization and offering; calculating the Corporation’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser with the prior consent of the Corporation, payable to third parties, including agents, consultants or other advisors (such as independent valuation firms, accountants and legal counsel), in monitoring financial and legal affairs for the Corporation and in monitoring the Corporation’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Corporation’s investments; offerings of the Corporation’s common stock and other securities; investment advisory and management fees; administration fees, if any, fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Corporation’s shares on any securities exchange; federal, state and local taxes; independent Directors’ fees and expenses; costs of preparing and filing reports or other documents required by the Securities and Exchange Commission; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Corporation’s fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Corporation in connection with administering the Corporation’s business, including rent and the allocable portion of the cost of the Corporation’s chief compliance officer and chief financial officer and their respective staffs.

3. Compensation of the Adviser.
     The Corporation agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and a bonus fee (“Bonus Fee”) as hereinafter set forth. The Corporation shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.

     (a)  Base Management Fee. For services rendered during the period from the date of execution of this Agreement (the “Effective Date”); provided that this Agreement is thereafter approved by the shareholders of the Corporation, the Base Management Fee shall be $1,500 per month, payable.

     (b)  The Bonus Fee shall be an amount equal to three percent (3%) of the total investment value of each portfolio company investment made by the Corporation during the term of this Agreement, payable at the closing of such investment.

4. Covenants of the Adviser.
     The Adviser covenants that it is and will be at the Effective Date, registered as an investment adviser under the Advisers Act, if applicable or if not applicable under the laws of the jurisdiction in which its principal executive office is located. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5. Excess Brokerage Commissions.
     The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Corporation to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Corporation’s portfolio, and constitutes the best net results for the Corporation.

6. Limitations on the Employment of the Adviser.
     The services of the Adviser to the Corporation are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Corporation, so long as its services to the Corporation hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Corporation’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Corporation, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.

7. Responsibility of Dual Directors, Officers and/or Employees.
     If any person who is a manager, partner, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Corporation and acts as such in any business of the Corporation, then such manager, partner, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Corporation, and not as a manager, partner, officer or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8. Limitation of Liability of the Adviser: Indemnification.
     The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) shall not be liable to the Corporation for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Corporation shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the Securities and Exchange Commission or its staff thereunder).

9. Effectiveness, Duration and Termination of Agreement.
     This Agreement shall become effective as of the date of its approval by a majority of the common shareholders of the Corporation. This Agreement shall remain in effect until April 30, 2010, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Corporation’s Board of Directors, or by the vote of a majority of the outstanding voting securities of the Corporation and (b) the vote of a majority of the Corporation’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Corporation, or by the vote of the Corporation’s Directors or by the Adviser. This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Paragraph 8 of this Agreement shall remain in full force and effect, and the Adviser and its representatives shall remain entitled to the benefits thereof, notwithstanding any termination or expiration of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration. Additionally, upon termination Advisor will receive 1% of net assets, as described in Section 3, for the first year after termination and .5% of net assets as described in Section 3 for the second year after termination. Furthermore, if terminated, Advisor shall have received 20% per year of the profits of all private companies purchased in the portfolio during the term of the Advisor for a minimum of two years. If not, Advisor will receive on a pro rata basis that sum going forward to total two years from investment. The Advisor will also receive a Net Profits Fee of 10% as described in Section 3 for 18 months after termination.

10. Notices.

     Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11. Amendments.
     This Agreement may be amended by mutual consent, but the consent of the Corporation must be obtained in conformity with the requirements of the Investment Company Act.

12. Entire Agreement: Governing Law.
     This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of Florida and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of Florida, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.
     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on the date above written.

Spring Creek Capital corp.
By:	Kelly T. Hickel Chief Executive Officer
CARLTON WEALTH MANAGEMENT, LLC
By:	___________________ Managing Director

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